EXHIBIT 99.2

A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171
For Further Information:
-At ALPHA IR-
Analyst Contact
Chris Hodges or Chris Donovan
(312) 445-2870
Email: CASL@alpha-ir.com
Traded: OTCPink (CASLQ)
FOR IMMEDIATE RELEASE
August 3, 2017

A. M. CASTLE & CO. ANNOUNCES CONFIRMATION OF AMENDED PREPACKAGED JOINT CHAPTER 11 PLAN OF REORGANIZATION

Company on track to complete its financial restructuring and emerge from chapter 11 on August 31

OAK BROOK, IL, August 3, 2017 - A. M. Castle & Co. (OTCQB: CASLQ) (the “Company” or “Castle”), a global distributor of specialty metal and supply chain solutions, today announced that the United States Bankruptcy Court for the District of Delaware has confirmed the Company’s Amended Prepackaged Joint Chapter 11 Plan of Reorganization (the “Plan”), which it filed on July 25, 2017. Castle expects to emerge from bankruptcy court proceedings on August 31, 2017.

President and CEO Steve Scheinkman commented, “Our financial restructuring continues to proceed per the plan we announced on April 7. With the receipt yesterday of the bankruptcy court’s approval, we are on track to emerge from Chapter 11 by the end of August. We look forward to the prospect of working with our vendors and serving our customers, armed with one of the most manageable balance sheets in the metals service center industry. We thank them and our employees for their efforts, which have delivered us to this final step in our financial restructuring process.”

Scheinkman concluded, “Once we emerge, which we expect will be at the end of August, Castle will benefit, competitively and operationally, from a much cleaner balance sheet. We look forward to moving full-speed ahead, no longer impeded by an excessive debt-service burden, as we focus on achieving key revenue growth, operating efficiency and customer satisfaction metrics.”

About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and supply chain services, principally serving the producer durable equipment, commercial aircraft, heavy equipment, industrial goods, construction equipment, and retail sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. It specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Together, Castle and its affiliated companies operate out of 21 metals service centers located throughout North America, Europe and Asia. Its common stock is traded on the OTC Pink Current Information® under the ticker symbol "CASLQ".

Cautionary Statement on Risks Associated with Forward-Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements speak only as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, use of funds, and the cost savings and other benefits that we expect to achieve from our restructuring. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” “should,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many

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EXHIBIT 99.2

factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include or relate to: other competing uses for funds, including the payment of the administrative or other expenses of our chapter 11 cases; our ability to timely conclude definitive documentation for, and to satisfy all conditions to the consummation of, any required exit financing, new notes indenture or other Plan agreements; the effects of the filing of our chapter 11 cases on our business and the interests of various constituents; the bankruptcy court’s rulings in our chapter 11 cases, as well as the outcome of any such case in general; the length of time that we will operate under chapter 11 protection and the continued availability of operating capital during the pendency of our chapter 11 cases; risks associated with third party motions or objections in our chapter 11 cases, which may interfere with our ability to consummate a chapter 11 plan of reorganization; the potential adverse effects of our chapter 11 cases on our liquidity or results of operations; our ability to execute the Company’s business and financial reorganization plan; and increased advisory costs to execute our reorganization. Other factors include our ability to effectively manage our operational initiatives and restructuring activities, the impact of volatility of metals prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, our ability to successfully complete the remaining steps in our strategic refinancing process, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the first quarter ended March 31, 2017. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

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